Exhibit 10.8

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) dated August 1, 2019 (the “Effective Date”) is by and between Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), and Stephan A. James (the “Consultant”).

Preliminary Statement. The Company desires to engage the Consultant to provide transition consulting support to the Chair of the Risk and Technology Committee (the “Risk Chair”) of the Company’s Board of Directors, and the Consultant has agreed to accept such engagement, upon the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

1.    Engagement. During the Term of this Agreement, Consultant agrees to provide transition consulting support to the Risk Chair on matters related to the Risk Committee of the Company’s Board of Directors as the Risk Chair may reasonably request from Consultant, including, without limitation, answering questions and assisting in the orderly transition of the Risk Chair.

2.    Term. Consultant’s services hereunder shall commence as of the Effective Date, shall continue for a period of six (6) months, and shall terminate at the close of business on January 31, 2020 (the “Term”).

3.    Compensation. In consideration for the services to be rendered by Consultant during the Term, Company shall pay Consultant an aggregate amount equal to $90,000.00, payable in monthly installments of $15,000.00 per month.

4.    Expenses. In accordance with the Company’s policies and procedures, the Company will reimburse the Consultant for all reasonable and necessary out-of-pocket expenses incurred by the Consultant in the performance of Consultant’s duties under this Agreement.

5.    Confidential Information. Consultant acknowledges that he will occupy a position of trust and confidence and will have access to and continue to learn substantial information about the Company and its affiliates and their operations that is confidential or not generally known in the industry, including material nonpublic information. Consultant agrees that all such information is proprietary or confidential or constitutes trade secrets and is the sole property of the Company and/or its affiliates, as the case may be. Consultant will keep confidential, and will not reproduce, copy or disclose to any other person or firm, any such information relating to the Company’s or its affiliates’ confidential information, nor will Consultant advise, discuss with or in any way assist any other person, firm or entity in obtaining or learning about any of the Company’s or its affiliates’ confidential information. Accordingly, Consultant agrees that (i) during the Term and at all times thereafter he will not disclose, or permit or encourage anyone else to disclose, any such information, nor will he utilize any such information, either alone or with others, outside the scope of his duties and responsibilities with the Company and its affiliates pursuant to this Agreement and (ii) to the extent Consultant obtains material nonpublic information during the course of providing the consulting services described herein, he will not trade in Company securities while aware of material nonpublic information concerning the Company. Consultant further agrees to comply with all applicable securities laws, including laws, rules and regulations related to the U.S. Securities and Exchange Commission.

6.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflicts of laws principles thereof.

7.    Independent Contractor Status. The parties intend that the relationship between them created by this Agreement is that of an independent contractor. Consultant shall be solely responsible for all income and other taxes arising as a result of the consulting relationship created hereunder.

8.    Assignment. Neither party may assign this Agreement without the prior written consent of the other party.

9.    Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, each of which will be deemed an original and all of which together will constitute one and the same instrument.

10.    Entire Agreement; Amendment. Except as otherwise specified herein, this Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and, except as expressly provided otherwise in this Agreement supersedes and replaces all prior agreements, understandings and commitments with respect to such subject matter. This Agreement may be amended only by a written document signed by both parties to this Agreement.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first above written.

CONSULTANT
/s/ Stephan A. James
Stephan A. James

FIDELITY NATIONAL INFORMATION SERVICES, INC.
By:	/s/ Marc M. Mayo
Print Name:	Marc M. Mayo
Title:	Corporate Executive Vice President and Chief Legal Officer

3